                                                                     Exhibit 8.3

                      [Letterhead of Jingtian & Gongcheng]

November 13, 2007

WSP Holdings Limited
No. 38 Zhujiang Road
Xinqu, Wuxi
Jiangsu Province
People's Republic of China

     Re:  American Depositary Shares of WSP Holdings Limited (the "Company")

Ladies and Gentlemen:

          In connection with the public offering on the date hereof of
American Depositary Shares ("ADSs"), which represents ordinary shares, par value $0.0001 per share (the "Ordinary Shares"), of the Company pursuant to the registration statement on Form F-1, filed by the Company with the Securities and Exchange Commission (the "Commission") on November 13,
2007 (the "Registration Statement"), you have requested our opinion concerning the statements in the Registration Statement under the caption
"Taxation--PRC income taxation."

          The facts and relevant agreements, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company's responses to our examinations and inquiries

          In our capacity as PRC counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

          We are opining herein as to the effect on the subject transaction only of the enterprise income tax law of the PRC and we express no opinion with respect to the applicability thereto, or the effect thereon, of other laws of the PRC, or the laws of any other jurisdictions.

          Based on such facts and subject to the limitations set forth in the
Registration Statement, the statements of law or legal conclusions in the
Registration Statement under the caption "Taxation--PRC income taxation"
constitute the opinion of Jingtian & Gongcheng as to the material tax consequences of an investment in the ADSs or Ordinary Shares. No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.
This opinion is based on the PRC enterprise income tax law, including the
Enterprise Income Tax Law'' adopted by the National People's Congress on March 16,
2007, which is subject to change either prospectively or retroactively.

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. securities laws.

          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the captions "Legal
Matters" and "Taxation - PRC income taxation" in the prospectus included in the
Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the
Commission promulgated thereunder.

                                        Very truly yours,

                                        (seal)

                                        Jingtian & Gongcheng, Attorney at law